Exhibit 99.1

NEWS RELEASE Dawson Geophysical Company 508 W. Wall, Suite 800 Midland, TX 79701

Company contact:

Stephen C. Jumper, CEO and President

James K. Brata, Chief Financial Officer

(800) 332-9766

www.dawson3d.com

DAWSON GEOPHYSICAL REPORTS

FOURTH QUARTER AND FULL YEAR 2021 RESULTS

MIDLAND, Texas, March 8, 2022/PR Newswire/Dawson Geophysical Company (NASDAQ: DWSN) (the “Company”) today reported unaudited financial results for its fourth quarter and full year ended December 31, 2021.

For the fourth quarter ended December 31, 2021, the Company reported revenues of $10,840,000, an increase of approximately 22.0% compared to $8,884,000 for the quarter ended December 31, 2020. For the fourth quarter of 2021, the Company reported a net loss of $6,981,000, or $0.30 loss per share of common stock, compared to a net loss of $7,849,000, or $0.33 loss per share of common stock, for the quarter ended December 31, 2020. The Company reported negative EBITDA of $4,266,000 for the quarter ended December 31, 2021 compared to negative EBITDA of $4,151,000 for the quarter ended December 31, 2020.

For the year ended December 31, 2021, the Company reported revenues of $24,695,000, a decrease of approximately 71.3% compared to $86,100,000 for the year ended December 31, 2020. For the full year 2021, the Company reported a net loss of $29,091,000, or $1.23 loss per share of common stock, compared to a net loss of $13,196,000, or $0.56 loss per share of common stock, for the year ended December 31, 2020. The Company reported negative EBITDA of $16,453,000 for the year ended December 31, 2021, compared to positive EBITDA of $3,683,000 for the year ended December 31, 2020.

Capital expenditures for the fourth quarter were $494,000 and totaled $505,000 for the twelve months ended December 31, 2021, primarily for maintenance capital items. The Company’s Board of Directors has approved an initial capital budget of $5,000,000 for 2022 and anticipates spending a significant portion of the proposed budget on support vehicles to replace existing vehicles nearing end of useful life. Cash, restricted cash and short-term investments at December 31, 2021 were $30,641,000 as compared to $46,538,000 at December 31, 2020. Working capital was $35,268,000 and $51,149,000 for the comparable periods.

During the fourth quarter of 2021, the Company operated one large channel count data acquisition crew with periods of low utilization in the United States (“U.S.”) and one crew in Canada during the back half of the quarter. The one U.S. crew was inactive until later in the fourth quarter and continued operation through the early part of the first quarter of 2022. Based on currently available information, the Company anticipates operating two small channel count crews in the U.S. periodically through the latter part of the first quarter of 2022 and up to three midsize crews in Canada for the winter season which concludes at the end of the first quarter of 2022.

Visibility beyond the first quarter of 2022 is limited as demand for seismic data acquisition services in North America remains historically weak. Bid activity continues to be slow despite recent surges in oil and natural gas prices as U.S. Exploration and Production companies publicly reiterate their focus on return of capital strategies, capital spending restraint and limited production growth. The Company anticipates limited crew activity in the second and third quarters and, while engaging in active discussions for projects in the second half of 2022, including potential projects for exploration and production and multi-client data companies, the Company currently does not have any projects scheduled to begin during such time period.

The Company filed a definitive proxy statement on February 22, 2022 (the “Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) with respect to a special meeting of shareholders to approve the previously announced merger with a subsidiary of Wilks Brothers, LLC. The special meeting will take place on March 15, 2022 and will be held virtually. Wilks Brothers, LLC currently owns approximately 74.46% of all outstanding shares of the Company following the closing of the recent tender offer on January 14, 2022. Approval of the proposed merger requires the approval of at least 80% of all outstanding shares of the Company, as more fully described in the Proxy Statement.

About Dawson

Dawson Geophysical Company is a leading provider of North American onshore seismic data acquisition services with operations throughout the continental United States and Canada. Dawson acquires and processes 2-D, 3-D and multi-component seismic data solely for its clients, ranging from major oil and gas companies to independent oil and gas operators, as well as providers of multi-client data libraries.

Non-GAAP Financial Measures

In an effort to provide investors with additional information regarding the Company’s preliminary and unaudited results as determined by generally accepted accounting principles (“GAAP”), the Company has included in this press release information about the Company’s EBITDA, a non-GAAP financial measure as defined by Regulation G promulgated by the SEC. The Company defines EBITDA as net income (loss) plus interest expense, interest income, income taxes, and depreciation and amortization expense. The Company uses EBITDA as a supplemental financial measure to assess:

•	the financial performance of its assets without regard to financing methods, capital structures, taxes or historical cost basis;

•	its liquidity and operating performance over time in relation to other companies that own similar assets and that the Company believes calculate EBITDA in a similar manner; and

•	the ability of the Company’s assets to generate cash sufficient for the Company to pay potential interest costs.

 The Company also understands that such data are used by investors to assess the Company’s performance.  However, the term EBITDA is not defined under GAAP, and EBITDA is not a measure of operating income, operating performance or liquidity presented in accordance with GAAP.  When assessing the Company’s operating performance or liquidity, investors and others should not consider this data in isolation or as a substitute for net income (loss), cash flow from operating activities or other cash flow data calculated in accordance with GAAP. In addition, the Company’s EBITDA may not be comparable to EBITDA or similar titled measures utilized by other companies since such other companies may not calculate EBITDA in the same manner as the Company. Further, the results presented by EBITDA cannot be achieved without incurring the costs that the measure excludes: interest, taxes, and depreciation and amortization. A reconciliation of the Company’s EBITDA to its net loss is presented in the table following the text of this press release.

Forward-Looking Statements

In accordance with the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995, the Company cautions that statements in this press release which are forward-looking and which provide other than historical information involve risks and uncertainties that may materially affect the Company’s actual results of operations. Such forward-looking statements are based on the beliefs of management as well as assumptions made by and information currently available to management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors. These risks include, but are not limited to, statements regarding the expected consummation of the acquisition, which involve a number of risks and uncertainties, including the satisfaction of closing conditions for the acquisition (such as the approval of at least 80% of the outstanding shares of the capital stock of the Company in order to consummate the second step merger); the possibility that the transaction will not be completed and the Company will be a controlled public company with a limited market for its shares, which could result in the delisting of the Company’s shares from Nasdaq and the Company no longer being required to make filings with the SEC; the impact of general economic, industry, market or political conditions; dependence upon energy industry spending; changes in exploration and production spending by our customers and changes in the level of oil and natural gas exploration and development; the results of operations and financial condition of our customers, particularly during extended periods of low prices for crude oil and natural gas; the volatility of oil and natural gas prices; changes in economic conditions; the severity and duration of the COVID-19 pandemic, related economic repercussions and the resulting negative impact on demand for oil and gas; surpluses in the supply of oil and the ability of OPEC+ to agree on and comply with supply limitations; the duration and magnitude of the unprecedented disruption in the oil and gas industry currently resulting from the impact of the foregoing factors, which is negatively impacting our business; the potential for contract delays; reductions or cancellations of service contracts; limited number of customers; credit risk related to our customers; reduced utilization; high fixed costs of operations and high capital requirements; operational challenges relating to the COVID-19 pandemic and efforts to mitigate the spread of the virus, including logistical challenges, protecting the health and well-being of our employees and remote work arrangements; industry competition; external factors affecting the Company’s crews such as weather interruptions and inability to obtain land access rights of way; whether the Company enters into turnkey or day rate contracts; crew productivity; the availability of capital resources; disruptions in the global economy and whether or not the pending transaction with Wilks will be completed. A discussion of these and other factors, including risks and uncertainties, is set forth in the Company’s Annual Report on Form 10-K that was filed with the SEC on March 16, 2021 and any subsequent Quarterly Reports on Form 10-Q filed with the SEC. The Company disclaims any intention or obligation to revise any forward-looking statements, whether as a result of new information, future events or otherwise.

This communication does not constitute a solicitation of any vote or approval.

In connection with the Merger, the Company filed a definitive proxy statement with the SEC on February 22, 2022. The materials filed or to be filed by the Company with the SEC may be obtained free of charge at the SEC’s web site at www.sec.gov. Shareholders of the Company are urged to read the proxy statement before making any voting decision with respect to the proposed Merger because they contain or will contain important information about the Merger and the parties to the Merger.

The Company and its respective directors and executive officers may be deemed to be participants in the solicitation of proxies of the Company’s shareholders in connection with the proposed Merger. Shareholders may obtain more detailed information regarding the names, affiliations and interests of certain of the Company’s executive officers and directors in the solicitation by reading the proxy statement in connection with the Merger. Information concerning the interests of the Company’s participants in the solicitation, which may, in some cases, be different than those of the Company’s shareholders generally, is set forth in the proxy statement relating to the Merger.

DAWSON GEOPHYSICAL COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(amounts in thousands, except share and per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
	(unaudited)		(unaudited)
Operating revenues	$10,840	$8,884	$24,695	$86,100

Operating costs:
Operating expenses	10,769	10,809	29,016	68,998
General and administrative	4,050	2,715	12,046	13,920
Depreciation and amortization	2,780	3,762	12,863	17,174
	17,599	17,286	53,925	100,092

Loss from operations	(6,759)	(8,402)	(29,230)	(13,992)

Other income (expense):
Interest income	44	76	220	402
Interest expense	(5)	(3)	(21)	(83)
Other income (expense), net	(287)	489	(86)	501
Loss before income tax	(7,007)	(7,840)	(29,117)	(13,172)

Income tax benefit (expense)	26	(9)	26	(24)

Net loss	(6,981)	(7,849)	(29,091)	(13,196)

Other comprehensive income:
Net unrealized income on foreign exchange rate translation, net	85	593	190	372

Comprehensive loss	$(6,896)	$(7,256)	$(28,901)	$(12,824)

Basic loss per share of common stock	$(0.30)	$(0.33)	$(1.23)	$(0.56)

Diluted loss per share of common stock	$(0.30)	$(0.33)	$(1.23)	$(0.56)

Weighted average equivalent common shares outstanding	23,643,934	23,478,072	23,570,455	23,382,433

Weighted average equivalent common shares outstanding - assuming dilution	23,643,934	23,478,072	23,570,455	23,382,433

DAWSON GEOPHYSICAL COMPANY
CONSOLIDATED BALANCE SHEETS
(amounts in thousands, except share data)

	December 31,
	2021	2020
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$25,376	$40,955
Restricted cash	5,000	5,000
Short-term investments	265	583

Accounts receivable, net of allowance for doubtful accounts of $250 at December 31, 2021 and 2020	8,905	7,343
Prepaid expenses and other current assets	3,313	4,709
Total current assets	42,859	58,590

Property and equipment	253,066	271,480
Less accumulated depreciation	(226,717)	(232,580)
Property and equipment, net	26,349	38,900

Right-of-use assets	4,435	5,494
Intangibles, net	395	393

Total assets	$74,038	$103,377

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$2,580	$1,603
Accrued liabilities:
Payroll costs and other taxes	1,066	1,045
Other	1,338	1,811
Deferred revenue	1,344	1,779
Current maturities of notes payable and finance leases	302	94
Current maturities of opearating lease liabilities	961	1,109
Total current liabilities	7,591	7,441

Long-term liabilities:
Notes payable and finance leases, net of current maturities	8	44
Operating lease liabilities, net of current maturities	3,942	4,899
Deferred tax liabilities, net	20	19
Total long-term liabilities	3,970	4,962

Operating commitments and contingencies	—	—

Stockholders' equity:
Preferred stock-par value $1.00 per share; 4,000,000 shares authorized, none outstanding	—	—
Common stock-par value $0.01 per share; 35,000,000 shares authorized, 23,692,379 and 23,526,517 shares issued, and 23,643,934 and 23,478,072 shares outstanding at December 31, 2021 and December 31, 2020, respectively	237	235
Additional paid-in capital	155,268	154,866
Retained deficit	(92,018)	(62,927)
Treasury stock, at cost; 48,445 shares	—	—
Accumulated other comprehensive loss, net	(1,010)	(1,200)
Total stockholders' equity	62,477	90,974

Total liabilities and stockholders' equity	$74,038	$103,377

Reconciliation of EBITDA to Net Loss
(amounts in thousands)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Net loss	$(6,981)	$(7,849)	$(29,091)	$(13,196)
Depreciation and amortization	2,780	3,762	12,863	17,174
Interest (income) expense, net	(39)	(73)	(199)	(319)
Income tax (benefit) expense	(26)	9	(26)	24
EBITDA	$(4,266)	$(4,151)	$(16,453)	$3,683

Reconciliation of EBITDA to Net Cash (Used in) Provided by Operating Activities
(amounts in thousands)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Net cash (used in) provided by operating activities	$(10,677)	$(4,807)	$(16,050)	$19,641
Changes in working capital and other items	6,848	2,654	1,142	(12,444)
Non-cash adjustments to net loss	(437)	(1,998)	(1,545)	(3,514)
EBITDA	$(4,266)	$(4,151)	$(16,453)	$3,683